EXHIBIT 99.1

IR Agency Contact:	Company IR Contact	Media Contact:
Kirsten Chapman/ Rebecca Herrick	Pacific Ethanol, Inc.	Paul Koehler
Lippert / Heilshorn & Assoc.	916-403-2755	Pacific Ethanol, Inc.
415-433-3777	866-508-4969	503-235-8241
Investorrelations@pacificethanol.net		paulk@pacificethanol.net

PACIFIC ETHANOL, INC. REPORTS
THIRD QUARTER 2010 FINANCIAL RESULTS

•	Total volume of ethanol gallons sold increased 70% to 71.5 million gallons, compared to the third quarter of 2009

•	Grew operating income to $1.2 million from a loss of $9.9 million in the third quarter of 2009

•	Improved Adjusted EBITDA to $875,000 from $115,000 in the third quarter of 2009

•	Completes acquisition of 20% interest in the Pacific Ethanol plants and now holds the single largest ownership interest

Sacramento, CA, November 15, 2010 – Pacific Ethanol, Inc. (PEI, NASDAQ CM: PEIX), the leading West Coast marketer and producer of low-carbon renewable fuels, reported its financial results for the three and nine months ended September 30, 2010.

Neil Koehler, PEI’s president and CEO, stated, “During the quarter, we delivered strong financial performance, continuing our profitable marketing and asset management operations as well as further restructuring of our balance sheet. We believe we are now well positioned to achieve sustained growth and profitability. Production margins in the ethanol industry improved throughout the quarter and remain positive supporting our acquisition of ownership in the four Pacific Ethanol plants. We are on track to resume operations in December at the 60 million gallon per year facility in Stockton, California. With our supply portfolio, representing a majority of the low-carbon ethanol produced in California, we are now contracting sales of high-value low-carbon ethanol for 2011 in anticipation of the start of the California Low-Carbon Fuel Standard in January. We are optimistic about top and bottom-line growth in 2011.”

Recent Highlights
Pacific Ethanol closed the following four transactions on October 6, 2010:
•	The issuance of senior convertible notes and warrants for $35.0 million in cash;
•	The sale of its minority ownership interest in Front Range Energy, LLC for
$18.5 million in cash;
•	The purchase for $23.3 million of a 20% ownership interest in New PE Holdco LLC, which is the owner of PEI’s previously-owned four ethanol production facilities (“Pacific Ethanol Plants”); and
•	The repayment of an aggregate of $17.0 million in corporate debt in default, including accrued interest and fees, owed to Lyles United LLC and Lyles Mechanical Co.

Review of Accounting Changes Impacting Financial Results
During 2010, changes in the ownership of the four Pacific Ethanol Plants and the company’s minority position in Front Range resulted in changes to the company’s accounting practices.

For all of 2009, the company consolidated the results of Front Range. Beginning in 2010, the company ceased consolidating the results of Front Range and began accounting for its investment in Front Range under the equity method. As such, the 2010 results show only the company’s portion of the earnings of Front Range in other income (expense).

For the periods January 1, 2010 through June 29, 2010, the company’s financial statements included 100% of the operations of the four Pacific Ethanol Plants as well as the results of Kinergy Marketing and Pacific Ag Products (“PAP”).

On June 29, 2010, the ownership of the four Pacific Ethanol Plants was transferred to New PE Holdco as part of the plants’ exit from bankruptcy. Therefore, for the three months ended September 30, 2010, the company’s results reflect the marketing activities of Kinergy and PAP, which includes the marketing of the Pacific Ethanol Plants’ ethanol and feed production, and asset management fees earned for operating the Pacific Ethanol Plants.

The company believes it will consolidate the operations of the four Pacific Ethanol Plants, starting with the fourth quarter of 2010 as a result of its purchase of a 20% ownership position in New PE Holdco on October 6, 2010. The company holds the single largest ownership interest in the Pacific Ethanol Plants and manages under contract all production and marketing operations.

Financial Results for the Quarter Ended September 30, 2010
Net sales were $46.0 million for the third quarter of 2010, including asset management and marketing fees for the Pacific Ethanol Plants. Total gallons sold were 71.5 million for the third quarter of 2010, an increase of 29.4 million gallons over the 42.1 million gallons sold in the third quarter of 2009. This increase is a result of the Magic Valley facility operating during 2010 whereas it was idle for much of 2009, and an increase in sales of other third-party gallons.

Third quarter 2010 gross profit was $4.0 million, or 8.6% of net sales. For the third quarter of 2009, gross loss was $4.5 million, which included the financial results of the Pacific Ethanol Plants and Front Range, including $8.3 million of depreciation on the Pacific Ethanol Plants and Front Range. Selling, general and administrative expenses for the third quarter of 2010 were $2.7 million as compared to $3.2 million for the same period in 2009, reflecting both a reduction in professional fees due to cost saving efforts and the deconsolidation of the financial results of the Pacific Ethanol Plants and Front Range. Operating income for the third quarter of 2010 increased to $1.2 million from an operating loss of $9.9 million for the same period in 2009.

For the third quarter of 2010, net loss available to common stockholders was $12.9 million, which included a non-cash charge of $12.1 million on the company’s investment in Front Range as the $18.5 million sale price was less than the $30.6 million carrying value. The carrying value of Front Range was based on its original cost basis, which was established at the time of purchase in 2006. For the third quarter of 2009, net loss available to common stockholders was $12.8 million, which included a non-cash charge of $2.2 million for the impairment of the company’s Imperial Valley plant construction project. Adjusted EBITDA, which excludes impairment charges and gains, improved to a positive $875,000 for the third quarter of 2010 from $115,000 for the third quarter of 2009.

Financial Results for the Nine Months Ended September 30, 2010
Net sales were $194.1 million for the nine months ended September 30, 2010. Net sales for the nine months ended September 30, 2009 were $228.7 million.Total gallons sold were 195.6 million, an increase of 74.0 million gallons over the 121.6 million gallons sold in the nine months ended September 30, 2009.

Net income available to common stockholders for the nine months ended September 30, 2010 was $83.2 million, which included a $119.4 million non-cash gain from bankruptcy exit and a $12.1 million non-cash charge on the company's investment in Front Range. Net loss for the nine months ended September 30, 2010 was $65.7 million, which included a $2.2 million non-cash charge for the Imperial Valley project. Adjusted EBITDA was negative $12.3 million for the nine months ended September 30, 2010 and negative $22.5 million for the nine months ended September 30, 2010.

Reconciliation of Adjusted EBITDA to Net Income (Loss)
Management believes financial measures not in accordance with generally accepted accounting principles (“GAAP”) are useful measures of operations. The company defines Adjusted EBITDA as unaudited earnings before interest, taxes, depreciation and amortization, impairment of asset group, loss on investment in Front Range and gain associated with the company’s former ethanol production facilities’ exit from bankruptcy. The table at the end of this release provides a reconciliation of Adjusted EBITDA to net income (loss) attributed to Pacific Ethanol, Inc. Management provides an Adjusted EBITDA measure so that investors will have the same financial information that management uses, which may assist investors in properly assessing the company’s performance on a period-over-period basis. Adjusted EBITDA is not a measure of financial performance under GAAP, and should not be considered an alternative to net income or any other measure of performance under GAAP, or to cash flows from operating, investing or financing activities as an indicator of cash flows or as a measure of liquidity. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the company’s results as reported under GAAP.

Earnings Call
Management will host a conference call at 8:00 a.m. PT/11:00 a.m. ET on Tuesday, November 16, 2010. Neil Koehler, Chief Executive Officer; and Bryon McGregor, Chief Financial Officer will deliver prepared remarks and conduct a slide presentation simultaneously via webcast followed by a question and answer session. To listen to the conference call, up to ten minutes prior to the scheduled call time, United States callers may dial (877) 847-6066. International callers should dial 00-1-(970) 315-0267. The access code is 23660193#.

The webcast for the call can be accessed from Pacific Ethanol’s website at www.pacificethanol.net. If you are unable to participate, the webcast will be archived for replay on Pacific Ethanol’s website for one year. In addition, a telephonic replay will be available beginning at 2:00 p.m. ET on Tuesday, November 16th through Tuesday, November 23rd, 2010 at 11:59 p.m. ET. To access the replay, please dial (800) 642-1687. International callers should dial 00-1-(706) 645-9291. The pass code will be 23660193#.

About Pacific Ethanol, Inc.
Pacific Ethanol, Inc. (NASDAQ CM: PEIX) is the leading West Coast marketer and producer of low-carbon renewable fuels. Pacific Ethanol also sells co-products, including wet distillers grain, or WDG, which is a highly valuable nutritional animal feed. Serving integrated oil companies and gasoline marketers who blend ethanol into gasoline, Pacific Ethanol provides transportation, storage and delivery of ethanol through third-party service providers in the Western United States, primarily in California, Nevada, Arizona, Oregon, Colorado, Idaho and Washington. New PE Holdco, LLC owns four ethanol production facilities which are managed by Pacific Ethanol and located near their ethanol and by-product customers, offering significant timing, transportation cost and logistical advantages. Pacific Ethanol owns 20% of New PE Holdco. Upon the restart of the Stockton facility, the four production facilities will consist of three operating plants in Oregon, Idaho and California and one idled facility in California. Pacific Ethanol’s subsidiary, Kinergy Marketing LLC, markets ethanol from Pacific Ethanol’s managed plants and from other third-party production facilities, and another subsidiary, Pacific Ag. Products, LLC, markets WDG. For more information please visit www.pacificethanol.net.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
With the exception of historical information, the matters discussed in this press release including, without limitation: the ability of Pacific Ethanol to continue as the leading West Coast marketer and producer of low-carbon renewable fuels; timing, transportation cost and logistical advantages offered by Pacific Ethanol’s partially-owned and third-party supply plants; the ability of Pacific Ethanol to resume production at the California plants, which is at the discretion of the third-party plant owner; expectations concerning future growth and profitability; expected demand growth for low-carbon ethanol; expectations regarding accounting treatment and effects of Pacific Ethanol’s 20% ownership interest in the entity that owns the four Pacific Ethanol plants; and the attractiveness of production facility valuations relative to expected future valuations are forward-looking statements and considerations that involve a number of risks and uncertainties. The actual future results of Pacific Ethanol could differ from those statements. Pacific Ethanol refers you to the “Risk Factors” section contained in Pacific Ethanol’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

(tables follow)

PACIFIC ETHANOL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Net sales	$46,039	$71,889	$194,087	$228,685
Cost of goods sold	42,058	76,420	195,883	252,123
Gross profit (loss)	3,981	(4,531)	(1,796)	(23,438)
Selling, general and administrative expenses	2,732	3,215	9,065	17,143
Impairment of asset group	—	2,200	—	2,200
Income (loss) from operations	1,249	(9,946)	(10,861)	(42,781)
Loss on investment in Front Range	(12,146)	—	(12,146)	—
Loss on extinguishments of debt	—	—	(2,159)	—
Other expense, net	(1,221)	(1,510)	(4,550)	(13,215)
Loss before reorganization costs, gain from bankruptcy exit and income taxes	(12,118)	(11,456)	(29,716)	(55,996)
Reorganization costs	—	(401)	(4,153)	(9,863)
Gain from bankruptcy exit	—	—	119,408	—
Provision for income taxes	—	—	—	—
Net income (loss)	(12,118)	(11,857)	85,539	(65,859)
Net income (loss) attributed to noncontrolling interest in variable interest entity	—	150	—	(2,536)
Net income (loss) attributed to Pacific Ethanol	$(12,118)	$(12,007)	$85,539	$(63,323)
Preferred stock dividends	$(758)	$(807)	$(2,346)	$(2,395)
Income (loss) available to common stockholders	$(12,876)	$(12,814)	$83,193	$(65,718)
Net income (loss) per share, basic	$(0.16)	$(0.22)	$1.19	$(1.15)
Net income (loss) per share, diluted	$(0.16)	$(0.22)	$1.10	$(1.15)
Weighted-average shares outstanding, basic	81,901	57,001	69,630	56,998
Weighted-average shares outstanding, diluted	81,901	57,001	77,692	56,998

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except par value)

	September 30,	December 31,
ASSETS	2010	2009
Current Assets:
Cash and cash equivalents	$1,644	$17,545
Accounts receivable, net	17,465	12,765
Inventories	4,619	12,131
Prepaid inventory	4,443	3,192
Investment in Front Range	18,500	—
Other current assets	2,292	3,143
Total current assets	48,963	48,776
Property and equipment, net	1,115	243,733
Other Assets:
Intangible assets, net	4,801	5,156
Other assets	592	1,154
Total other assets	5,393	6,310
Total Assets	$55,471	$298,819

PACIFIC ETHANOL, INC.
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(in thousands, except par value)

	September 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	2010	2009
Current Liabilities:
Accounts payable – trade	$13,858	$8,182
Accrued liabilities	6,163	7,062
Other liabilities – related parties	8,256	6,053
Current portion – long-term notes payable	13,250	77,365
Derivative instruments	—	971
Total current liabilities	41,527	99,633

Notes payable, net of current portion	8,399	12,739
Other liabilities	1,617	1,828
Liabilities subject to compromise	—	242,417
Total Liabilities	51,543	356,617

Stockholders’ Equity (Deficit):
Pacific Ethanol, Inc. Stockholders’ Equity (Deficit):
Preferred stock, $0.001 par value; 10,000 shares authorized; Series A: 0 shares issued and outstanding as of September 30, 2010 and December 31, 2009; Series B: 2,204 and 2,346 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	2	2
Common stock, $0.001 par value; 300,000 shares authorized; 82,971 and 57,470 shares issued and outstanding as of September 30, 2010 and December 31, 2009, respectively	83	57
Additional paid-in capital	503,489	480,948
Accumulated deficit	(499,646)	(581,076)
Total Pacific Ethanol, Inc. Stockholders’ Equity (Deficit)	3,928	(100,069)
Noncontrolling interest in variable interest entity	—	42,271
Total Stockholders’ Equity (Deficit)	3,928	(57,798)
Total Liabilities and Stockholders’ Equity (Deficit)	$55,471	$298,819

Reconciliation of Adjusted EBITDA to Net Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands) (unaudited)	2010	2009	2010	2009
Net income (loss) attributed to Pacific Ethanol, Inc.	$(12,118)	$(12,007)	$85,539	$(63,323)
Adjustments:
Interest expense*	599	1,295	3,462	12,775
Interest income*	—	(18)	—	(90)
Impairment of asset group	—	2,200	—	2,200
Loss on investment in Front Range	12,146	—	12,146	—
Gain from bankruptcy exit	—	—	(119,408)	—
Depreciation and amortization expense*	248	8,645	5,956	25,969
Total adjustments	12,993	12,122	(97,844)	40,854
Adjusted EBITDA	$875	$115	$(12,305)	$(22,469)
________________
* adjusted for noncontrolling interest in variable interest entity for the three and nine months ended September 30, 2009.

Commodity Price Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
(unaudited)	2010	2009	2010	2009
Ethanol production gallons sold (in millions)	—	20.2	43.2	64.6
Ethanol third party gallons sold (in millions)	71.5	21.9	152.4	57.0
Total ethanol gallons sold (in millions)	71.5	42.1	195.6	121.6

Ethanol average sales price per gallon	$1.93	$1.73	$1.81	$1.70
Corn cost – CBOT equivalent	$—	$3.33	$3.62	$3.91

Co-product return % (1)	—%	25.7%	21.9%	24.4%
________________
 (1) Co-product revenue as a percentage of delivered cost of corn
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